Exhibit 23.8

RYDER SCOTT COMPANY PETROLEUM CONSULTANTS TBPE REGISTERED ENGINEERING FIRM F-1580 633 17TH STREET SUITE 1700	DENVER, COLORADO 80202	TELEPHONE (303) 339-8110

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference of information contained in our third party letter report dated February 22, 2019 on the proved reserves of Newfield Exploration Company (the “Letter Report”), which Letter Report was included as Exhibit 99.5 to Encana Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2019, in the context in which it appears, in this Registration Statement, and the proxy statement/prospectus contained herein, on Form S-4 of 1847432 Alberta ULC. We also hereby consent to all references to our firm, such Letter Report or such information included in or incorporated by reference in such Registration Statement.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado

November 6, 2019

1100 LOUISIANA, SUITE 4600 SUITE 800, 350 7TH AVENUE, S.W.	HOUSTON, TEXAS 77002-5294 CALGARY, ALBERTA T2P 3N9	TEL (713) 651-9191 TEL (403) 262-2799	FAX (713) 651-0849 FAX (403) 262-2790